Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Norma F. Dunn	Andre K. Walker
713-830-8883	713-830-8775
norma.dunn@calpine.com	andrew@calpine.com

Calpine to Purchase Conectiv Energy Fleet for $1.65 Billion,

Adding Scale in Targeted PJM Region

Accretive transaction complements Calpine’s clean energy footprint

(HOUSTON, Texas) April 21, 2010 – Calpine Corporation (NYSE:CPN) announced today that it has agreed to purchase 4,490 MW of power generation assets from Pepco Holdings, Inc. (PHI) for $1.65 billion plus adjustments. The purchase of the Conectiv Energy fleet, which includes 18 operating power plants and one plant under construction, is expected to close by June 30, 2010.

“The Conectiv acquisition represents a unique opportunity to transform our company by expanding our portfolio with scale in one of the most robust competitive markets in the country, giving us even greater geographic diversity that we expect will enhance value for our shareholders,” said Jack A. Fusco, Calpine’s President and Chief Executive Officer. “This adjusted free cash flow and EBITDA accretive transaction meets the criteria we established last year for financially disciplined growth and achieves our stated strategic goal of expanding with scale into an Eastern market.

“Calpine has long been a leader in generating clean energy at our natural gas-fired and geothermal plants. The Conectiv fleet of primarily natural gas-fired plants and renewable generation,” Fusco said, “coupled with our decision to operate the two coal plants in the fleet on natural gas, reaffirms our strong sense of environmental stewardship. This transaction also reaffirms our view that natural gas-fired and renewable generation are the core components of the energy solution for our country’s future and our commitment to that business model.”

Financial and Strategic Benefits

Acquisition of clean fleet (with our decision to switch the two coal plants to natural gas) at an attractive price

•	Accretive to Adjusted EBITDA and Adjusted Free Cash Flow per share

Sizeable entry into strategically targeted Mid-Atlantic region

•

PJM East market features distinct market advantages, including a robust capacity market and a strong likelihood that increasingly stringent environmental regulation will result in the retirement of aging, inefficient coal units, creating new opportunities for our natural gas-fired fleet

Stable cash flows from contracted capacity revenues and new 565 MW contracted CCGT

•	Addition of long-term capacity revenues improves risk profile of overall portfolio

•	Conectiv’s capacity-driven cash flows reduce Calpine’s sensitivity to gas prices

Portfolio of growth opportunities

•	New, fully contracted 565 MW combined-cycle plant currently under construction, to be completed mid 2011

•	Additional expansion capabilities imbedded within portfolio

-more-

Calpine to Purchase Conectiv Energy Fleet

April 21, 2010

Transaction Summary

As a result of the transaction, Calpine will significantly increase its operating capacity in the PJM market, adding 4,490 MW.

Table 1: Asset Profile

Late-model combined-cycle	2,260 MW
Simple-cycle	771 MW
Conventional gas	868 MW
Internal combustion	22 MW
Solar	4 MW
New combined-cycle (under construction)	565 MW

PJM-E Capacity	4,490 MW

The capacities shown above include 3,860 MW of capacity expected to be in operation as of the close of the transaction and 65 MW of upgrades to be completed after the close of the transaction.

Although Calpine is purchasing Conectiv’s electrical generation business, it will not acquire Conectiv’s trading book, collateral requirements or load-serving auction obligations. In addition, Calpine will assume no off-site environmental liabilities or pre-close pension liabilities.

Funding

Calpine expects to fund the transaction with a combination of subsidiary-level debt and corporate cash. Though final financing terms are subject to change, Calpine has received a commitment from Credit Suisse as lead arranger, along with Citi and Deutsche Bank, for a $1.3 billion amortizing term loan at attractive rates and terms. This seven-year term loan allows Calpine to take advantage of the lower cost of capital of subsidiary-level financing without sacrificing flexibility.

Approvals and Time to Close

Under the contract, the parties are targeting a transaction close of June 30, 2010. The transaction is subject to customary closing conditions, approval from the Federal Energy Regulatory Commission and antitrust review under the Hart-Scott-Rodino Act. No shareholder approval is required.

Advisors

Calpine’s financial advisors were Citi and Deutsche Bank, and its legal advisor was White and Case LLP.

-more-

Calpine to Purchase Conectiv Energy Fleet

April 21, 2010

Investor Conference Call and Webcast

Management will discuss the transaction during a conference call for investors at 9 a.m. EDT / 8 a.m. CDT on Wednesday, April 21. Management also intends to update Calpine’s 2010 guidance and issue 2011 guidance for the first time. Presentation materials will be made available on the Company’s Web site prior to the call. A listen-only webcast of the call may be accessed through the Company’s Web site at www.calpine.com or by dialing 877-397-0286 (or 719-325-4942 for international listeners) at least 10 minutes prior to the beginning of the call. An archived recording of the call will be made available on the Web site and can also be accessed by dialing 888-203-1112 (or 719-457-0820 for international listeners) and providing confirmation code 4987312.

About Calpine Corporation

Founded in 1984, Calpine Corporation is a major U.S. power company, currently capable of delivering nearly 25,000 megawatts of clean, cost-effective, reliable and fuel-efficient power from its 76 operating plants to customers and communities in 16 states in the United States and Canada. Calpine Corporation is committed to helping meet the needs of an economy that demands more and cleaner sources of electricity. Calpine owns, leases and operates low-carbon, natural gas-fired and renewable geothermal power plants. Using advanced technologies, Calpine generates power in a reliable and environmentally responsible manner for the customers and communities it serves. Please visit our Web site at www.calpine.com for more information.

About Pepco Holding, Inc.

Pepco Holdings, Inc., headquartered in Washington, D.C., delivers electricity and natural gas to about 1.9 million customers in Delaware, the District of Columbia, Maryland, and New Jersey, through its subsidiaries Pepco, Delmarva Power and Atlantic City Electric. PHI also provides retail energy products and services through Pepco Energy Services.

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2009. These filings are available by visiting the Securities and Exchange Commission’s Web site at www.sec.gov or Calpine’s Web site at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.

###